Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Prospectus/Proxy Statement filed with Form N-14 under the Securities Act of 1933, related to the proposed combination of the Thrivent Technology Fund with the Thrivent Large Cap Growth Fund, of our report dated December 16, 2008, relating to the financial statements and financial highlights which appears in the October 31, 2008 Annual Report to Shareholders of the Thrivent Mutual Funds.

Minneapolis, MN

February 25, 2009